United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2022

Date of Report (Date of earliest event reported)

Model Performance Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun's Group Center, 29th Floor 200 Gloucester Road Wan chai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	MPAC	The Nasdaq Stock Market LLC
Warrants	MPACW	The Nasdaq Stock Market LLC
Units	MPACU	The Nasdaq Stock Market LLC
Rights	MPACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 20, 2022 at 9:30 a.m. Eastern Time, Model Performance Acquisition Corp. (the “Company” or “MPAC”) opened its special meeting of its shareholders (the “Special Meeting”) at which the shareholders voted as set forth below on the following proposal pursuant to the definitive proxy statement/prospectus, filed by the Company with the Securities and Exchange Commission on December 6, 2022 and mailed by MPAC to its shareholders on or about December 7, 2022 (the “Proxy Statement”).

As of November 15, 2022, the record date for the Special Meeting, there were 4,028,506 ordinary shares outstanding and entitled to vote. At the Special Meeting, there were 3,186,038 ordinary shares voted by proxy or in person. The final voting results for the sole matter submitted to a vote of the shareholders of MPAC at the Special Meeting is as follows:

Adjournment Proposal.

Proposal to adjourn the Special Meeting to December 28, 2022 at 9:30 a.m. Eastern Time, was passed with voting results as follows:

For	Against	Abstain
3,181,633	4,405	0

The Special Meeting will reopen on December 28, 2022 at 9:30 a.m. Eastern Time at the same place and using the same remote participation instructions as were provided in the Proxy Statement.

The Company currently targets to close the business combination as described in the Proxy Statement on or about December 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022

MODEL PERFORMANCE ACQUISITION CORP.

By:	/s/ Serena Shie
Name:	Serena Shie
Title:	President and Chief Financial Officer